SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 1996


                              BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

Massachusetts                               0-19292                             03-0300793
(State or other jurisdiction of             (Commission                         (I.R.S. Employer
  incorporation                               file number)                        Identification number)


5295 Town Center Road, Boca Raton, Florida                             33486
- -----------------------------------------------------------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                  561-361-2700
- -----------------------------------------------------------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
- -----------------------------------------------------------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 5. Other Events

On July 11, 1996, Bluegreen Corporation (the "Company") announced that the Company's Board of Directors has authorized the repurchase of up to 500,000 shares of the Company's common stock in the open market from time to time subject to the Company's financial condition and liquidity, the terms of its credit agreements, market conditions and other factors. A copy of the press release announcing the repurchase is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

         Exhibit                    Description of Exhibit
         99.1                       Press Release dated July 11, 1996 issued by
                                    Bluegreen Corporation


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                           Bluegreen Corporation

                                                        ------------------------
Date: July 18, 1996                                               Alan L. Murray
                                           Treasurer and Chief Financial Officer

EXHIBIT 99.1

Press Release

Contact:  Mary Jo Wiegand, Vice President and Director of Investor Relations


           BLUEGREEN CORPORATION ANNOUNCES PLANS FOR STOCK REPURCHASE

         Boca Raton, Florida, July 11, 1996 - Bluegreen Corporation (NYSE:BXG) today announced that the Board of Directors have authorized the repurchase of up to 500,000 shares of the Company's common stock in the open market from time to time subject to the Company's financial condition and liquidity, the terms of its credit agreements, market conditions and other factors.

         Bluegreen is engaged in the acquisition, development, marketing and sale of recreational land, residential land and vacation owership resorts. The Company operates in twenty-one of the United States and is headquartered in Boca Raton, Florida.


                                       xxx